UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: September 15, 2014

PMI CONSTRUCTION GROUP

(Exact name of registrant as specified in its charter)

Nevada	000-52790	95-4465933
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

B56-B76, Songshan Lake Creative Life City Gongye West Road, Dongguan Guangdong, China
(Address of principal executive offices)

Registrant’s telephone number, including area code: 086-769-38832388

539 East Blackhawk Lane, Alpine, UT

(former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURES OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

On September 15, 2014, Jeffrey Peterson resigned from his position as a director of PMI Construction Group (the “Company”), a Nevada corporation.  Mr. Peterson’s resignation was not due to a disagreement with the Company.

On September 15, 2015, the Board of Directors appointed the following individuals to the Company’s Board of Directors: WEN Zhiguang, KOK Seng Yeap, QIU Shijun, LI Jianhong, and TAN Kok Beng.

Mr. Wen Zhiguang - Mr. Wen Zhiguang, aged 42, is currently a Director of Kung Fu Dragon Group Holdings Limited (“Kung Fu Dragon”) which is set up in November 2011 for investment holding. Kung Fu Dragon is holding approximately 72% of the issued capital of the Company. Mr. Wen is holding 51% of Kung Fu Dragon. As influenced by Hunan culture since childhood, Mr. Wen won the essence of "Interpreting the world, pioneers, perseverance, eclectic", become courage and wisdom. Since 2006, he began to work with Mr. Li Jianhong (also a director to be appointed) with the use the form of animation to interpret traditional Chinese culture. After five years. Mr. Wen Zhiguang cultivated a classic cartoon image of "Kung Fu Dragon" series, developed the "Do Zi Gui Karaoke", thirty-one album of "Kung Fu Dragon Classical Sinology", 52 sets original animation "Kung Fu Dragon - small troupe, great Wisdom" and other series of original animation pieces and all of these have been winning in the related industry, obtaining authority of wide acclaim at home and abroad.

Dato’ Eddy Kok Seng Yeap - Dato’ Eddy Kok Seng Yeap, aged 39, is a Malaysian and is a Life Insurance Practitioner with the qualification obtained from the Malaysia Insurance Institute. Eddy has also completed the Legal Professional Will Writing Course with Rockwills Sdn Bhd, Malaysia. He is currently Managing Director of NobleCorp Asset Management Ltd. (“NobleCorp”) which is set up in May 2014 for venturing into the Asset Management Field. NobleCorp is holding approximately 18% of the issued capital of the Company. Prior to founding NobleCorp, Eddy was the director and shareholder of several private and public companies in Malaysia, Singapore, Macau, Indonesia, Hong Kong and China, including Kingsburg Holdings Limited, . Currently, Eddy is venturing into his own businesses, including asset management, risk management services, alternative insurance services, healthcare research and fruit plantation projects.

Mr Li Jianhong - Li Jianhong, aged 42, has been engaged in the audio and video distribution industry of China for over 15 years. Mr Li has been the General Manager of Dongguan Kung Fu Dragon Media Co. Ltd. (“Dongguan Kung Fu Dragon”) since 2010. The principal activities of Dongguan Kung Fu Dragon are animation design, development, production and marketing. Prior to joining Dongguan Kung Fu Dragon, since 2000, Mr. Li has been the Chairman of Guangzhou Sambo Culture Communication Co. Ltd. whose principal activities are development, production and distribution of animation film and television program.

Mr. Qiu Shijun - Mr. Qiu Shijun, aged 45, has extensive experience in manufacturing and marketing fields both in China and Hong Kong. Since 2005, Mr Qiu has been the director and general manager of Hongkong Fengying Industrial Co., Ltd. with principal activities of manufacturing and marketing of consumer products.

Mr. Tan Kok Beng - Mr. Tan Kok Beng, aged 40, is a Malaysian and has extensive experience in coaching and marketing fields. Over the past 5 years, Mr Tan has been a consultant to certain fast-growing companies in upgrading their productivities by enhancing their marketing function.

The Company does not have any employment agreements with the newly elected directors.  Additionally, there were no transactions during the last two years, or proposed transactions, to which the Company was or is to be a party, in which the new directors had or is to have a direct or indirect material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMI CONSTRUCTION GROUP

Date: September 18, 2014, 2014

/S/Liu Yongming
By:  Liu Yongming
Its:   Chief Executive Officer

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